                                                                    EXHIBIT 99.1


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 10-Q



[ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the quarterly period ended                September 30, 1996
                               -------------------------------------------------

                                       or

[   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the transition period from                        to
                              ------------------------  ------------------------

Commission File Number:  0-15568
                       ---------------------------------------------------------

                              MICHAEL FOODS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                                          41-1579532
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


Suite 324, Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, MN                                                    55416
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)


                                      (612) 546-1500
--------------------------------------------------------------------------------
                   (Registrant's telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.          [ X ]Yes  [   ]No

     The number of shares outstanding of the registrant's Common Stock, $.01 par value, as of November 1, 1996 was 19,395,731 shares.

                      MICHAEL FOODS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)


==============================================================================================================
                                                                            September 30,     December 31,
ASSETS                                                                          1996              1995
------                                                                      ------------     ------------
CURRENT ASSETS
  Cash and cash equivalents                                                 $  2,966,000     $  1,921,000
  Accounts receivable, less allowances                                        50,472,000       40,583,000
  Inventories                                                                 57,875,000       58,845,000
  Prepaid expenses and other                                                   3,059,000        1,622,000
                                                                            ------------     ------------
  Total current assets                                                       114,372,000      102,971,000

PROPERTY PLANT AND EQUIPMENT-AT COST
  Land                                                                         4,140,000        4,117,000
  Buildings and improvements                                                  98,198,000       95,109,000
  Machinery and equipment                                                    219,884,000      203,557,000
                                                                            ------------     ------------
                                                                             322,222,000      302,783,000
  Less accumulated depreciation                                              135,639,000      118,642,000
                                                                            ------------     ------------
                                                                             186,583,000      184,141,000
OTHER ASSETS
  Goodwill, net                                                               56,550,000       57,829,000
  Net assets held for sale                                                     3,050,000        4,431,000
  Other                                                                        9,514,000        9,855,000
                                                                            ------------     ------------
                                                                              69,114,000       72,115,000
                                                                            ------------     ------------
                                                                            $370,069,000     $359,227,000
                                                                            ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
  Notes payable                                                             $ 38,700,000     $         --
  Current maturities of long-term debt                                        12,709,000       11,731,000
  Accounts payable                                                            37,674,000       27,362,000
  Accrued compensation                                                         4,389,000        6,543,000
  Accrued insurance                                                            6,907,000        6,945,000
  Other accrued expenses                                                      11,713,000        8,295,000
                                                                            ------------     ------------
  Total current liabilities                                                  112,092,000       60,876,000
LONG-TERM DEBT, less current maturities                                       42,910,000       89,690,000
DEFERRED INCOME TAXES                                                         29,758,000       28,566,000
CONTINGENCIES                                                                         --               --
STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value, 3,000,000 shares authorized,
  none issued                                                                         --               --
  Common stock, $.01 par value, 25,000,000 shares authorized, shares issued 19,395,731 at September 30, 1996 and 19,332,001 at
  December 31, 1995                                                              194,000          193,000
Additional paid-in capital                                                   112,613,000      112,374,000
Retained earnings                                                             72,502,000       67,528,000
                                                                            ------------     ------------
                                                                             185,309,000      180,095,000
                                                                            ------------     ------------
                                                                            $370,069,000     $359,227,000
                                                                            ============     ============
==============================================================================================================

See accompanying notes to condensed consolidated financial statements.


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



                      MICHAEL FOODS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                  Three Months Ended September 30, (Unaudited)



                                                                   1996                  1995
                                                              ------------           ------------
Net sales                                                     $159,928,000           $136,257,000
Cost of sales                                                  144,828,000            116,243,000
                                                              ------------           ------------
  Gross profit                                                  15,100,000             20,014,000
Selling, general and administrative expenses                    11,155,000             11,367,000
                                                              ------------           ------------
  Operating profit                                               3,945,000              8,647,000
Other (income) expense
 Interest expense                                                1,976,000              1,841,000
 Interest capitalized                                             (234,000)               (61,000)
                                                              ------------           ------------
                                                                 1,742,000              1,780,000
 Interest income                                                   (12,000)               (12,000)
                                                              ------------           ------------
                                                                 1,730,000              1,768,000
                                                              ------------           ------------
 Earnings before income taxes                                    2,215,000              6,879,000
Income tax expense                                                 890,000              2,650,000
                                                              ------------           ------------
  NET EARNINGS                                                $  1,325,000           $  4,229,000
                                                              ============           ============
  NET EARNINGS PER SHARE                                      $        .07           $        .22
                                                              ============           ============
  DIVIDENDS PER SHARE                                         $        .05           $        .05
                                                              ============           ============
Weighted average shares outstanding                             19,396,000             19,332,000
                                                              ============           ============

See accompanying notes to condensed consolidated financial statements.


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



                      MICHAEL FOODS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                  Nine Months Ended September 30, (Unaudited)



                                                              1996                 1995
                                                              ----                 ----
Net sales                                                 $455,478,000         $393,821,000
Cost of sales                                              403,267,000          333,913,000
                                                          ------------         ------------
  Gross profit                                              52,211,000           59,908,000
Selling, general and administrative expenses                33,597,000           34,292,000
                                                          ------------         ------------
  Operating profit                                          18,614,000           25,616,000
Other (income) expense
 Interest expense                                            6,010,000            6,076,000
 Interest capitalized                                         (496,000)            (113,000)
                                                          ------------         ------------
                                                             5,514,000            5,963,000
  Interest income                                              (40,000)             (91,000)
                                                          ------------         ------------
                                                             5,474,000            5,872,000
                                                          ------------         ------------
 Earnings before income taxes                               13,140,000           19,744,000
Income tax expense                                           5,260,000            7,600,000
                                                          ------------         ------------
   NET EARNINGS                                           $  7,880,000         $ 12,144,000
                                                          ============         ============
   NET EARNINGS PER SHARE                                 $        .41         $        .63
                                                          ============         ============
   DIVIDENDS PER SHARE                                    $        .15         $        .15
                                                          ============         ============
Weighted average shares outstanding                         19,379,000           19,326,000
                                                          ============         ============
See accompanying notes to condensed consolidated financial statements.


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



                      MICHAEL FOODS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, (Unaudited)

                                                      1996                  1995
                                                      ----                  ----
Net cash provided by operating activities         $ 30,965,000          $ 40,927,000

Cash flows from investing activities:
  Capital expenditures                             (20,594,000)          (17,275,000)
  Net assets held for sale                             800,000               453,000
  Other assets                                         168,000            (2,321,000)
                                                 -------------        --------------
Net cash used in investing activities              (19,626,000)          (19,143,000)

Cash flows from financing activities:
 Purchase of shares                                   (500,000)                   --
 Proceeds from issuance of common stock                213,000                    --
 Payments on notes payable and long-term debt      (99,916,000)          (69,743,000)
 Proceeds from notes payable and long-term debt     92,814,000            51,503,000
 Cash dividends                                     (2,905,000)           (2,898,000)
                                                 -------------        --------------
Net cash used in financing activities              (10,294,000)          (21,138,000)
                                                 -------------        --------------
Net increase in cash and cash equivalents            1,045,000               646,000
Cash and cash equivalents at beginning of year       1,921,000             1,641,000
                                                 -------------        --------------
Cash and cash equivalents at end of period        $  2,966,000          $  2,287,000
                                                 =============        ==============
See accompanying notes to condensed consolidated financial statements.


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


                      MICHAEL FOODS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1996 and 1995
                                  (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading.

The Company utilizes a fiscal year consisting of either 52 or 53 weeks, ending on the Saturday nearest to December 31 each year. The quarters ended September 30, 1996 and September 30, 1995 each include thirteen weeks of operations. For clarity of presentation, the Company has described all periods presented as if the quarter ended on September 30.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of September 30, 1996, the results of operations for the three and nine month periods ended September 30, 1996 and 1995, and cash flows for the nine month periods ended September 30, 1996 and 1995. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results for the full year.

NOTE B - INVENTORIES

Inventories other than raw potatoes and potato products are stated at the lower of cost (determined on a first-in, first-out basis) or market. Raw potatoes and potato products are stated at the lower of average cost for the year in which produced or market. The cost of purchasing and raising flocks to laying maturity is capitalized to inventory, then amortized, assuming no salvage value, over the estimated productive life of each flock. Inventories consist of the following:


                                    September 30,  December 31,
                                        1996           1995
                                    -------------  ------------
Work in process and finished goods    $21,873,000   $19,848,000
Raw materials and supplies             13,690,000    16,597,000
Flocks                                 22,312,000    22,400,000
                                      -----------   -----------
                                      $57,875,000   $58,845,000
                                      ===========   ===========

NOTE C - LONG-TERM DEBT

The Company has an unsecured revolving line of credit with its principal banks with interest payable at the banks' reference rates, or alternative variable rates, at the Company's option. The revolving line of credit was increased from $55,000,000 to $65,000,000 subsequent to the end of the third quarter. At September 30, 1996, the Company had $2,700,000 outstanding at the reference rate of 8.25% and $36,000,000 outstanding at an average variable rate of 5.9%. This revolving line of credit, which matures on March 31, 1997, contains certain restrictive covenants similar to the covenants contained in the Company's senior promissory notes. At September 30, 1996, $16,300,000 of the then available $55,000,000 revolving line of credit was unused.

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



                      MICHAEL FOODS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1996 and 1995
                                  (Unaudited)

NOTE D - CONTINGENCIES

Use of Estimates

In preparation of the Company's consolidated financial statements, management is required to make estimates and assumptions that affect reported amounts of assets and liabilities and related revenues and expenses. Actual results could differ from the estimates used by management.

Patent Litigation

The Company had prepaid royalty payments of approximately $8,000,000 at September 30, 1996 and $8,300,000 as of December 31, 1995 included in other assets related to an exclusive license agreement for the production and sale of extended shelf-life liquid egg products. These amounts have arisen as a result of the Company making payments to prosecute and defend the patents related to the exclusive license agreement. The Company has the right to offset up to 50% of otherwise payable royalties for the legal costs which it has incurred to defend patents underlying the exclusive license agreement. The Company has been informed by the U.S. Patent and Trademark Office that a patent examiner has rejected the claims under the four process patents, which are the subject of the license agreement. Management and the licensor intend to appeal the decision of the examiner and believe the validity of the patents will ultimately be upheld. Counsel to the Company and the licensor estimates a full appeal process could take two years. During the appeal process, the patents remain valid and in full force and effect. Based upon current and expected product volume levels, the Company expects to fully recover the remaining prepaid royalties over the useful life of the exclusive license agreement. However, there can be no assurance that the Company will be able to fully recover its prepaid royalty payments. If the patents are ultimately denied after all appeals have been concluded, the Company would continue to produce and market the products currently subject to the license agreement without incurring royalty cost.

Product Litigation

In the fall of 1994, a customer of the Company recalled product which was potentially contaminated and is settling claims with consumers who became ill after eating the product before the recall. The customer has filed a suit, whereby the Company is a co-defendant with other companies alleged to have supplied contaminated product to the customer's plant. The customer is seeking damages for losses incurred, as well as alleged loss of past and future profits. Management and its counsel believe the Company has substantial defenses to the allegations and believe it is unlikely the Company will incur a loss from this claim materially in excess of its insurance coverage.

Other Litigation

The Company is also engaged in routine litigation incidental to its business, which management believes will not have a material effect upon its results of operations, liquidity or consolidated financial position.

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



                      MICHAEL FOODS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1996 and 1995
                                  (Unaudited)


NOTE E - SIGNIFICANT ACQUISITION

In June, 1996, the Company entered into an agreement to purchase Papetti's Hygrade Egg Products, Inc. and its affiliates ("Papetti's") in a cash and stock transaction, along with other consideration, valued in total at approximately $91 million. Additionally, the Company is to assume approximately $28 million in debt issued by Papetti's. Papetti's is a producer of further processed egg products with annual sales in excess of $275 million and total assets of approximately $100 million. The cash portion of the purchase price is approximately $48 million and the Common Stock portion is payable with 3.4 million shares. This acquisition transaction will also resolve the patent litigation presently pending between the parties (see Note D). Pending satisfactory completion of the due diligence review process and securing of financing to fund the proposed transaction, it is expected that the acquisition will close late in the fourth quarter of 1996 or the first quarter of 1997.

NOTE F - REORGANIZATION AGREEMENT

In December, 1995, the Company entered into a Reorganization Agreement with
North Star Universal, Inc. ("North Star") and NSU Merger Co.   The
Reorganization Agreement was amended in September, 1996. North Star holds approximately 38% of the Company's Common Stock. The effect of the transactions set forth in the Reorganization Agreement is to distribute these shares to North Star's shareholders after a certain portion of the holdings are effectively retired to the Company's treasury in consideration for the Company assuming North Star's net indebtedness, which is estimated to be approximately $27 million. Following the reorganization, North Star will be renamed Michael Foods, Inc. and will be comprised of the present operations and management of the Company. It is expected that the transactions will close in the first quarter of 1997.

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